UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016 (February 11, 2016)

SUNOPTA INC.

(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Road, Suite 401

Mississauga, Ontario, L5N 2X7, Canada

(Address of Principal Executive Offices)

(905) 821-9669

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

New Asset Based Revolving Credit Facility

Overview

On February 11, 2016, SunOpta Inc. (the “Company”), SunOpta Foods Inc. (“SunOpta Foods”), The Organic Corporation B.V. (“TOC”) and certain other subsidiaries of the Company entered into a new $350.0 million asset-based revolving credit facility (the “New Asset-Based Revolving Credit Facility”) consisting of (x) a U.S. asset-based revolving credit subfacility in an initial aggregate principal amount of up to $260,000,000 (the “U.S. Subfacility”), (y) a Dutch subfacility in an aggregate principal amount of up to $75,000,000 (the “Dutch Subfacility”) and (z) a Canadian subfacility in an aggregate principal amount of up to $15,000,000 (the “Canadian Subfacility”). The New Asset-Based Revolving Credit Facility allows the borrowers to request that lenders provide additional commitments and/or borrowings of up to $100.0 million, subject to customary borrowing conditions and the agreement of any such lenders to provide such commitments.

The Company and certain of its Canadian subsidiaries are the borrowers under the Canadian Subfacility (the “Canadian Borrowers”), SunOpta Foods and certain of its subsidiaries are the borrowers under the U.S. Subfacility (the “U.S. Borrowers”) and TOC and certain of its Dutch subsidiaries are the borrowers under the Dutch Subfacility (the “Dutch Borrowers” and, together with the Canadian Borrowers and the U.S. Borrowers, the “Borrowers”). Borrowings under the New Asset-Based Revolving Facility may be made in U.S. Dollars, Canadian Dollars, Euros, Pounds Sterling, Swiss Francs and such other currencies as may be agreed by the Company and the lenders.

The New Asset-Based Revolving Credit Facility includes borrowing capacity available for letters of credit and provides for borrowings on same-day notice including in the form of swingline loans. A portion of the proceeds of the New Asset-Based Revolving Credit Facility will be used to repay in full the amounts owing under (i) the seventh amended and restated credit agreement dated as of July 27, 2012, as amended, supplemented or otherwise modified from time to time (the “North American Credit Facility”), and (ii) the amendment and restatement agreement, dated October 14, 2014, relating to that certain €92,500,000 Multipurpose Facilities Agreement, originally dated September 25, 2012, as amended, supplemented or otherwise modified from time to time (the “European Credit Facility”).

Interest Rate and Fees

Borrowings under the New Asset-Based Revolving Facility will bear interest at a margin over a reference rate selected at the option of the relevant Borrower. The margin for the New Asset-Based Revolving Credit Facility will be set quarterly based on average borrowing availability for the preceding fiscal quarter and will range from 0.25% to 0.75% with respect to base rate and prime rate borrowings and from 1.25% to 1.75% for eurocurrency rate and bankers’ acceptance rate borrowings. The initial margin for the New Asset-Based Revolving Credit Facility is 0.50% with respect to base rate and prime rate borrowings and 1.50% with respect to eurocurrency rate and bankers’ acceptance rate borrowings.

In addition to paying interest on outstanding principal under the New Asset-Based Revolving Credit Facility, the Borrowers are required to pay an unused line fee to the lenders under the New Asset-Based Revolving Credit Facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.30% per annum. The commitment fee rate is subject to a step-down based upon average utilization of the New Asset-Based Revolving Credit Facility commitments. The Borrower is also required to pay customary letter of credit fees, to the extent letters of credit are issued and outstanding under the New Asset-Based Revolving Credit Facility.

Guarantee and Security

All obligations under the New Asset-Based Revolving Credit Facility are unconditionally guaranteed by (x) each Borrower (other than with respect to its own obligations) and (y) each existing and future direct and indirect wholly-owned domestic, Canadian or Dutch subsidiary of the Company (other than the Borrowers, any immaterial subsidiaries, unrestricted subsidiaries, subsidiaries that are precluded by law or regulation from guaranteeing the obligations and other customary exceptions) (the subsidiaries described in this clause (y), collectively, the “Subsidiary Guarantors”).

In addition, the New Asset-Based Revolving Facility is secured by a first priority security interest in (x) substantially all of tangible and intangible assets of the Borrowers and those of each of the Subsidiary Guarantors (subject to certain customary exceptions and qualifications) and (y) all the capital stock of, or other equity interests in, each Borrower (other than the Company) and each Borrowers’ and each Subsidiary Guarantors’ direct restricted subsidiaries (subject to certain customary exceptions and qualifications) (collectively, the “Collateral”).

Certain Covenants and Events of Default

The New Asset-Based Revolving Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s, and the Company’s restricted subsidiaries’ ability to:

•	create liens on assets;

•	sell assets and enter into sale and leaseback transactions;

•	pay dividends, prepay junior lien and unsecured indebtedness and make other restricted payments;

•	incur additional indebtedness and make guarantees;

•	make investments, loans or advances, including acquisitions;

•	engage in certain transactions with affiliates;

•	amend agreements governing junior lien and unsecured indebtedness;

•	amend their governing documents;

•	permit certain restrictions on the ability of restricted subsidiaries that are not Borrowers or Subsidiary Guarantors to pay dividends or make other payments to any Borrower or Subsidiary Guarantor;

•	fundamentally change the character of their business;

•	change the Company’s fiscal year;

•	enter into contractual obligations that restrict the ability of any Borrower or Subsidiary Guarantor to grant a lien on its assets in favor of the lenders and other secured creditors under the New Asset-Based Revolving Credit Facility;

•	engage in mergers or consolidations; and

•	establish, sponsor, maintain or contribute to Canadian pension plans.

In addition, the Company and its restricted subsidiaries are required to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 if excess availability is less than the greater of (x) $20.0 million or (y) 10% of the lesser of (1) the aggregate commitments under the New Asset-Based Revolving Credit Facility and (2) the aggregate borrowing base until the 30th consecutive day that excess availability exceeds such threshold.

The New Asset-Based Revolving Credit Facility also contains certain customary affirmative covenants and events of default.

The foregoing description of the New Asset-Based Revolving Facility does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Asset-Based Revolving Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Concurrently with the entry into the New Asset-Based Revolving Credit Facility, (i) the Company terminated and repaid in full all amounts outstanding pursuant to the North American Credit Facility and (ii) TOC terminated and repaid in full all amounts outstanding pursuant to the European Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits in the Exhibit Index hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	February 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of February 11, 2016, among SunOpta Inc., SunOpta Foods Inc., The Organic Corporation B.V., the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as U.S. Administrative Agent, Bank of America, N.A. (acting through its Canada Branch), as Canadian Administrative Agent, Bank of America, N.A. (acting through its London Branch), as Dutch Administrative Agent, and Bank of America, N.A., as Collateral Agent.